KPMG PEAT MARWICK LLP


                               Peat Marwick LLP

345 Park Avenue
New York, NY 10154


                       Report of Independent Auditors'

The Board of Directors and Stockholder
Financial Guaranty Insurance Company:

We have audited the accompanying balance sheets of Financial Guaranty Insurance Company as of December 31, 1995 and 1994, and the related statements of income, stockholder's equity, and cash flows for each of the years in the three year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Financial Guaranty Insurance Company as of December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the years in the three year period then ended in conformity with generally accepted accounting principles.

As described in notes 6 and 2, respectively, in 1993, the Company changed its methods of accounting for multiple-year retro-spectively rated reinsurance contracts and for the adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities.




                                        KPMG Peat Marwick LLP

January 19, 1996

FINANCIAL GUARANTY INSURANCE
COMPANY                                                        BALANCE SHEETS
- -----------------------------------------------------------------------------
($ in Thousands, except per share amounts)

                                                                                      DECEMBER 31,           DECEMBER 31,
                                                                                         1995                   1994
                                                                                     ---------------        ---------------
ASSETS

Fixed maturity securities available-for-sale
  (amortized cost of $2,043,453 in 1995 and $1,954,177 in 1994)                        $2,141,584             $1,889,910
Short-term investments, at cost, which approximates market                                 91,032                 75,674
Cash                                                                                          199                  1,766
Accrued investment income                                                                  37,347                 40,637
Reinsurance recoverable                                                                     7,672                 14,472
Prepaid reinsurance premiums                                                              162,087                164,668
Deferred policy acquisition costs                                                          94,868                 90,928
Property and equipment, net of accumulated depreciation
($12,861 in 1995 and $10,512 in 1994)                                                       6,314                  7,912
Receivable for securities sold                                                             26,572                     -
Prepaid expenses and other assets                                                          12,627                 12,243
                                                                                       ----------             ----------

     Total assets                                                                      $2,580,302             $2,298,210

LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:

Unearned premiums                                                                      $  727,535             $  757,425
Loss and loss adjustment expenses                                                          77,808                 98,746
Ceded reinsurance balances payable                                                          1,942                  2,258
Accounts payable and accrued expenses                                                      32,811                 28,489
Payable to Parent                                                                           1,647                 18,600
Current federal income taxes payable                                                       51,296                 82,123
Deferred federal income taxes                                                              99,171                 22,640
Payable for securities purchased                                                           40,211                  8,206
                                                                                       ----------             ----------

     Total liabilities                                                                  1,032,421              1,018,487
                                                                                       ----------             ----------


Stockholder's Equity:

Common stock, par value $1,500 per share;
10,000 shares authorized, issued and outstanding                                           15,000                 15,000
Additional paid-in capital                                                                334,011                334,011
Net unrealized gains (losses) on fixed maturity securities available-
  for-sale, net of tax                                                                     63,785                (41,773)
Foreign currency translation adjustment                                                    (1,499)                (1,221)
Retained earnings                                                                       1,136,584                973,706
                                                                                       ----------             ----------


     Total stockholder's equity                                                         1,547,881              1,279,723
                                                                                       ----------             ----------

     Total liabilities and stockholder's equity                                        $2,580,302             $2,298,210
                                                                                       ----------             ----------
                                                                                       ----------             ----------

               See accompanying notes to financial statements.

FINANCIAL GUARANTY INSURANCE
COMPANY                                                  STATEMENTS OF INCOME
- -----------------------------------------------------------------------------
($ in Thousands)

                                                                     FOR THE YEAR ENDED DECEMBER 31,
                                                               -----------------------------------------
                                                               1995               1994              1993
                                                               ----               ----              ----
REVENUES:

Gross premiums written                                       $  97,288          $ 161,940         $ 291,052
Ceded premiums                                                 (19,319)           (46,477)          (49,914)
                                                             ---------          ---------         ---------

  Net premiums written                                          77,969            115,463           241,138
Decrease (increase) in net unearned premiums                    27,309             53,364           (74,902)
                                                             ---------          ---------         ---------

  Net premiums earned                                          105,278            168,827           166,236
Net investment income                                          120,398            109,828            99,920
Net realized gains                                              30,762              5,898            35,439
                                                             ---------          ---------         ---------

  Total revenues                                               256,438            284,553           301,595
                                                             ---------          ---------         ---------

EXPENSES:

Loss and loss adjustment expenses                               (8,426)             3,646            42,894
Policy acquisition costs                                        13,072             15,060            19,592
(Increase) decrease in deferred policy acquisition costs        (3,940)             3,709             2,658
Other underwriting expenses                                     19,100             21,182            21,878
                                                             ---------          ---------         ---------

  Total expenses                                                19,806             43,597            87,022
                                                             ---------          ---------         ---------

Income before provision for Federal income taxes               236,632            240,956           214,573
                                                             ---------          ---------         ---------

Federal income tax expense (benefit):
  Current                                                       28,913             43,484            59,505
  Deferred                                                      19,841              7,741            (7,284)
                                                             ---------          ---------         ---------

  Total Federal income tax expense                              48,754             51,225            52,221
                                                             ---------          ---------         ---------

  Net income before cumulative effect of
  change in accounting principle                               187,878            189,731           162,352
                                                             ---------          ---------         ---------

  Net cumulative effect of change in
  accounting principle                                               -                  -             3,008
                                                             ---------          ---------         ---------

  Net income                                                 $ 187,878          $ 189,731         $ 165,360
                                                             ---------          ---------         ---------
                                                             ---------          ---------         ---------

               See accompanying notes to financial statements.

FINANCIAL GUARANTY INSURANCE
COMPANY                                    STATEMENTS OF STOCKHOLDER'S EQUITY
- -----------------------------------------------------------------------------
($ in Thousands)

                                                                                          NET
                                                                                  UNREALIZED LOSSES
                                                                                  (LOSSES) ON FIXED
                                                                  ADDITIONAL      MATURITY SECURITIES      FOREIGN
                                                  COMMON           PAID-IN        AVAILABLE-FOR-SALE      CURRENCY        RETAINED
                                                   STOCK           CAPITAL            NET OF TAX         ADJUSTMENT       EARNINGS
                                                   -----           -------            ----------         ----------       --------

Balance, January 1, 1993                         $  2,500          $ 324,639          $   7,267          $ (1,597)      $   618,615
Net income                                              -                  -                  -                 -           165,360
Capital contribution                                    -             21,872                  -                 -                 -
Adjustment to common stock par value               12,500            (12,500)                 -                 -                 -
Unrealized gains on fixed maturity securities
  previously held at market, net of tax
  of ($713)                                             -                  -             (1,325)                -                 -
Implementation of change in accounting for
  adoption of SFAS 115, net of tax of $45,643           -                  -             84,766                 -                 -
Foreign currency translation adjustment                 -                  -                  -              (668)                -
                                                 --------          ---------          ---------          --------       -----------
Balance, December 31, 1993                         15,000            334,011             90,708            (2,265)          783,975
Net income                                              -                  -                  -                 -           189,731
Unrealized losses on fixed maturity securities
  available-for-sale, net of tax of ($71,336)           -                  -           (132,481)                -                 -
Foreign currency translation adjustment                 -                  -                  -             1,044                 -
                                                 --------          ---------          ---------          --------       -----------
Balance, December 31, 1994                         15,000            334,011            (41,773)           (1,221)          973,706
Net income                                              -                  -                  -                 -           187,878
Dividend paid                                           -                  -                  -                 -           (25,000)
Unrealized gains on fixed maturity securities
  available for sale, net of tax of $56,839             -                  -            105,558                 -                 -
Foreign currency translation adjustment                 -                  -                  -              (278)                -
                                                 --------          ---------          ---------          --------       -----------
Balance, December 31, 1995                       $ 15,000          $ 334,011          $  63,785          $ (1,499)      $ 1,136,584
                                                 --------          ---------          ---------          --------       -----------
                                                 --------          ---------          ---------          --------       -----------

               See accompanying notes to financial statements.

FINANCIAL GUARANTY INSURANCE
COMPANY                                              STATEMENTS OF CASH FLOWS
- -----------------------------------------------------------------------------
($ in Thousands)

                                                                     FOR THE YEAR ENDED DECEMBER 31,
                                                               -----------------------------------------
                                                               1995               1994              1993
                                                               ----               ----              ----
OPERATING ACTIVITIES:

Net income                                                   $ 187,878          $ 189,731         $ 165,360
  Adjustments to reconcile net income
    to net cash provided by operating activities:
  Cumulative effect of change in accounting
    principle, net of tax                                            -                  -            (3,008)
  Change in unearned premiums                                  (29,890)           (45,927)           90,429
  Change in loss and loss adjustment expense reserves          (20,938)             2,648            51,264
  Depreciation of property and equipment                         2,348              2,689             2,012
  Change in reinsurance receivable                               6,800               (304)           (9,040)
  Change in prepaid reinsurance premiums                         2,581             (7,437)          (15,527)
  Change in foreign currency translation adjustment               (427)             1,607            (1,029)
  Policy acquisition costs deferred                            (16,219)           (18,306)          (19,592)
  Amortization of deferred policy acquisition costs             12,279             22,015            22,250
  Change in accrued investment income, and prepaid
    expenses and other assets                                    2,906             (5,150)           (9,048)
  Change in other liabilities                                  (12,946)             2,577             7,035
  Change in deferred income taxes                               19,841              7,741            (7,284)
  Amortization of fixed maturity securities                      1,922              5,112             8,976
  Change in current income taxes payable                       (30,827)            33,391            30,089
  Net realized gains on investments                            (30,762)            (5,898)          (35,439)
                                                             ---------          ---------         ---------

Net cash provided by operating activities                       94,546            184,489           277,448
                                                             ---------          ---------         ---------

INVESTING ACTIVITIES:

Sales and maturities of fixed maturity securities              836,103            550,534           789,036
Purchases of fixed maturity securities                        (891,108)          (721,908)       (1,090,550)
Purchases, sales and maturities of short-term
  investments, net                                             (15,358)           (11,486)            4,164
Purchases of property and equipment, net                          (750)            (1,290)             (985)
                                                             ---------          ---------         ---------

Net cash used in investing activities                          (71,113)          (184,150)         (298,335)
                                                             ---------          ---------         ---------
FINANCING ACTIVITIES:

Dividends paid                                                 (25,000)                 -                 -
Capital contribution                                                 -                  -            21,872
                                                             ---------          ---------         ---------
Net cash provided by financing activities                      (25,000)                 -            21,872
                                                             ---------          ---------         ---------
(Decrease) Increase in cash                                     (1,567)               339               985
Cash at beginning of year                                        1,766              1,427               442
                                                             ---------          ---------         ---------

Cash at end of year                                          $     199          $   1,766         $   1,427
                                                             ---------          ---------         ---------
                                                             ---------          ---------         ---------

               See accompanying notes to financial statements.

FINANCIAL GUARANTY INSURANCE
COMPANY                                         NOTES TO FINANCIAL STATEMENTS
- -----------------------------------------------------------------------------

(1)  BUSINESS
     --------

     Financial Guaranty Insurance Company (the "Company"), a wholly-owned insurance subsidiary of FGIC Corporation (the "Parent"), provides financial guaranty insurance on newly issued municipal bonds and municipal bonds trading in the secondary market, the latter including bonds held by unit investment trusts and mutual funds. The Company also insures structured debt issues outside the municipal market. Approximately 88% of the business written since inception by the Company has been municipal bond insurance.

     The Company insures only those securities that, in its judgment, are of investment grade quality. Municipal bond insurance written by the Company insures the full and timely payment of principal and interest when due on scheduled maturity, sinking fund or other mandatory redemption and interest payment dates to the holders of municipal securities. The Company's insurance policies do not provide for accelerated payment of the principal of, or interest on, the bond insured in the case of a payment default. If the issuer of a Company-insured bond defaults on its obligation to pay debt service, the Company will make scheduled interest and principal payments as due and is subrogated to the rights of bondholders to the extent of payments made by it.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)  SIGNIFICANT ACCOUNTING POLICIES
     -------------------------------

     The accompanying financial statements have been prepared on the basis of generally accepted accounting principles ("GAAP") which differ in certain respects from the accounting practices prescribed or permitted by regulatory authorities (see Note 3). The prior years financial statements have been reclassified to conform to the 1995 presentation. Significant accounting policies are as follows:

     INVESTMENTS

As of December 31, 1993, the Company adopted Statement of Financial Accounting Standards No. 115 ("SFAS 115"), "Accounting for Certain Investments in Debt and Equity Securities." The Statement defines three categories for classification of debt securities and the related accounting treatment for each respective category. The Company has determined that its fixed maturity securities portfolio should be classified as available-for-sale. Under SFAS 115, securities held as available-for-sale are recorded at fair value and unrealized holding gains/losses are recorded as a separate component of stockholder's equity, net of applicable income taxes.

Short-term investments are carried at cost, which approximates fair value. Bond discounts and premiums are amortized over the remaining terms of the securities. Realized gains or losses on the sale of investments are determined on the basis of specific identification.

FINANCIAL GUARANTY INSURANCE
COMPANY                             NOTES TO FINANCIAL STATEMENTS (CONTINUED)
- -----------------------------------------------------------------------------

     PREMIUM REVENUE RECOGNITION

     Premiums are earned over the period at risk in proportion to the amount of coverage provided which, for financial guaranty insurance policies, generally declines according to predetermined schedules.

     When unscheduled refundings of municipal bonds occur, the related unearned premiums, net of premium credits allowed against the premiums charged for insurance of refunding issues and applicable acquisition costs, are earned immediately. Unearned premiums represent the portion of premiums written related to coverage yet to be provided on policies in force.

     POLICY ACQUISITION COSTS

     Policy acquisition costs include only those expenses that relate directly to premium production. Such costs include compensation of employees involved in underwriting, marketing and policy issuance functions, rating agency fees, state premium taxes and certain other underwriting expenses, offset by ceding commission income on premiums ceded to reinsurers (see Note 6). Net acquisition costs are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses are considered in determining the recoverability of acquisition costs.

     LOSS AND LOSS ADJUSTMENT EXPENSES

     Provision for loss and loss adjustment expenses is made in an amount equal to the present value of unpaid principal and interest and other payments due under insured risks at the balance sheet date for which, in management's judgment, the likelihood of default is probable. Such reserves amounted to $77.8 million and $98.7 million at December 31, 1995 and 1994, respectively. As of December 31, 1995 and 1994, such reserves included $28.8 million and $71.0 million, respectively, established based on an evaluation of the insured portfolio in light of current economic conditions and other relevant factors. Loss and loss adjustment expenses include amounts discounted at an interest rate of 5.5% in 1995 and 7.8% in 1994. The reserve for loss and loss adjustment expenses is necessarily based upon estimates, however, in management's opinion the reserves for loss and loss adjustment expenses is adequate. However, actual results will likely differ from those estimates.

     INCOME TAXES

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These temporary differences relate principally to unrealized gains (losses) on fixed maturity securities available-for-sale, premium revenue recognition, deferred acquisition costs and deferred compensation. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Financial guaranty insurance companies are permitted to deduct from taxable income, subject to certain limitations, amounts added to statutory contingency reserves (see Note 3). The amounts deducted must be included in taxable income upon their release from the reserves or upon earlier release of such amounts from such reserves to cover excess losses as permitted by insurance regulators. The amounts deducted are allowed as deductions from taxable income only to the extent that U.S. government non-interest bearing tax and loss bonds are purchased and held in an amount equal to the tax benefit attributable to such deductions.

FINANCIAL GUARANTY INSURANCE
COMPANY                             NOTES TO FINANCIAL STATEMENTS (CONTINUED)
- -----------------------------------------------------------------------------

     PROPERTY AND EQUIPMENT

     Property and equipment consists of furniture, fixtures, equipment and leasehold improvements which are recorded at cost and are charged to income over their estimated service lives. Office furniture and equipment are depreciated straight-line over five years. Leasehold improvements are amortized over their estimated service life or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

     FOREIGN CURRENCY TRANSLATION

     The Company has established foreign branches in France and the United Kingdom and determined that the functional currencies of these branches are local currencies. Accordingly, the assets and liabilities of these foreign branches are translated into U.S. dollars at the rates of exchange existing at December 31, 1995 and 1994 and revenues and expenses are translated at average monthly exchange rates. The cumulative translation loss at December 31, 1995 and 1994 was $1.5 million and $1.2 million, respectively, net of tax, and is reported as a separate component of stockholder's equity.

(3)  STATUTORY ACCOUNTING PRACTICES
     ------------------------------

     The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The following are the significant ways in which statutory-basis accounting practices differ from GAAP:

          (a) premiums are earned in proportion to the reduction of the related risk rather than in proportion to the coverage provided;
          (b) policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned;
          (c) a contingency reserve is computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve is established based on an ultimate estimate of exposure;
          (d) certain assets designated as non-admitted assets are charged directly against surplus but are reflected as assets under GAAP, if recoverable;
          (e) federal income taxes are only provided with respect to taxable income for which income taxes are currently payable, while under GAAP taxes are also provided for differences between the financial reporting and the tax bases of assets and liabilities;
          (f) purchases of tax and loss bonds are reflected as admitted assets, while under GAAP they are recorded as federal income tax payments; and
          (g) all fixed income investments are carried at amortized cost rather than at fair value for securities classified as available-for-sale under GAAP.

FINANCIAL GUARANTY INSURANCE
COMPANY                             NOTES TO FINANCIAL STATEMENTS (CONTINUED)
- -----------------------------------------------------------------------------

The following is a reconciliation of net income and stockholder's equity presented on a GAAP basis to the corresponding amounts reported on a statutory-basis for the periods indicated below (in thousands):

                                                                             YEARS ENDED DECEMBER 31,
                                               ------------------------------------------------------------------------------------
                                                         1995                          1994                         1993
                                               -------------------------     -------------------------     ------------------------
                                                NET        STOCKHOLDER'S      NET        STOCKHOLDER'S      NET       STOCKHOLDER'S
                                               INCOME         EQUITY         INCOME         EQUITY         INCOME        EQUITY
                                               ------         ------         ------         ------         ------        ------
GAAP basis amount                             $187,878      $1,547,881      $189,731      $1,279,723      $165,360      $1,221,429

Premium revenue recognition                    (22,555)       (166,927)       (4,970)       (144,372)      (16,054)       (139,401)

Deferral of acquisition costs                   (3,940)        (94,868)        3,709         (90,928)        2,658         (94,637)

Contingency reserve                                  -        (386,564)            -        (328,073)            -        (252,542)

Non-admitted assets                                  -          (5,731)            -          (7,566)            -          (8,951)

Case basis loss reserves                         4,048             (52)       (3,340)         (4,100)        1,626            (759)

Portfolio loss reserves                        (22,100)         24,000       (11,050)         46,100        43,650          57,150

Deferral of income taxes (benefits)             19,842          64,825         7,741          45,134        (7,284)         35,209

Unrealized gains (losses) on fixed maturity
securities held at fair value, net of tax            -         (63,785)            -          41,773             -         (90,708)

Recognition of profit commission                 3,096          (5,744)       (2,410)         (8,840)       (4,811)         (4,811)

Provision for unauthorized reinsurance               -               -             -            (266)            -               -

Contingency reserve tax deduction
(see Note 2)                                         -          78,196             -          55,496             -          45,402

Allocation of tax benefits due to
Parent's net operating loss to the
Company (see Note 5)                               637          10,290           (63)          9,653             -           9,716
                                              --------      ----------      --------      ----------      --------      ----------

Statutory-basis amount                        $166,906      $1,001,521      $179,348      $  893,734      $185,145      $  777,097
                                              --------      ----------      --------      ----------      --------      ----------
                                              --------      ----------      --------      ----------      --------      ----------

FINANCIAL GUARANTY INSURANCE
COMPANY                             NOTES TO FINANCIAL STATEMENTS (CONTINUED)
- -----------------------------------------------------------------------------

(4)  INVESTMENTS
     -----------

     Investments in fixed maturity securities carried at fair value of $3.2 million and $3.0 million as of December 31, 1995 and 1994, respectively, were on deposit with various regulatory authorities as required by law.

     The amortized cost and fair values of short-term investments and of investments in fixed maturity securities classified as available-for-sale are as follows (in thousands):

                                                                 GROSS         GROSS
                                                               UNREALIZED    UNREALIZED
                                                 AMORTIZED       HOLDING       HOLDING        FAIR
          1995                                      COST          GAINS        LOSSES        VALUE
          ----                                   ---------     ----------    ----------      -----
          U.S. Treasury securities and
           obligations of U.S. government
           corporations and agencies             $   71,182      $  1,696           -      $   72,878
          Obligations of states and
           political subdivisions                 1,942,001        98,458      $1,625       2,038,834
          Debt securities issued by foreign
           governments                               30,270           152         550          29,872
                                                 ----------      --------      ------      ----------
          Investments available-for-sale          2,043,453       100,306       2,175       2,141,584

          Short-term investments                     91,032             -           -          91,032
                                                 ----------      --------      ------      ----------

          Total                                  $2,134,485      $100,306      $2,175      $2,232,616
                                                 ----------      --------      ------      ----------
                                                 ----------      --------      ------      ----------

     The amortized cost and fair values of short-term investments and of investments in fixed maturity securities available-for-sale at December 31, 1995, by contractual maturity date, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                 AMORTIZED           FAIR
          1995                                                      COST            VALUE
          ----                                                   ---------          -----
          Due in one year or less                                $   99,894      $   99,984
          Due after one year through five years                     137,977         141,235
          Due after five years through ten years                    287,441         300,560
          Due after ten years through twenty years                1,406,219       1,476,261
          Due after twenty years                                    202,954         214,576
                                                                 ----------      ----------

          Total                                                  $2,134,485      $2,232,616
                                                                 ----------      ----------
                                                                 ----------      ----------

FINANCIAL GUARANTY INSURANCE
COMPANY                              NOTES TO FINACIAL STATEMENTS (CONTINUED)
- -----------------------------------------------------------------------------

                                                            GROSS           GROSS
                                                          UNREALIZED      UNREALIZED
                                           AMORTIZED        HOLDING        HOLDING          FAIR
     1994                                     COST           GAINS         LOSSES          VALUE
     ----                                  ---------      ----------      ----------       -----
     U.S. Treasury securities and
      obligations of U.S. government
      corporations and agencies            $   10,945       $     8       $   (519)      $   10,434

     Obligations of states and
      political subdivisions                1,839,566        25,809        (85,200)       1,780,175

     Debt securities issued by foreign
      governments                             103,666           400         (4,765)          99,301
                                           ----------

     Investments available-for-sale         1,954,177        26,217        (90,484)       1,889,910

     Short-term investments                    75,674             -              -           75,674
                                           ----------       -------       --------       ----------

     Total                                 $2,029,851       $26,217       $(90,484)      $1,965,584
                                           ----------       -------       --------       ----------
                                           ----------       -------       --------       ----------

     In 1995, 1994 and 1993, proceeds from sales of investments in fixed maturity securities available-for-sale carried at fair value were $836.1 million, $550.5 million, and $789.0 million, respectively. For 1995, 1994 and 1993 gross gains of $36.3 million, $18.2 million and $36.1 million respectively, and gross losses of $5.5 million, $12.3 million and $1.0 million respectively, were realized on such sales.

     Net investment income of the Company is derived from the following sources (in thousands):

                                                        YEAR ENDED DECEMBER 31,
                                                  ----------------------------------
                                                  1995           1994           1993
                                                  ----           ----           ----
     Income from fixed maturity securities      $112,684       $108,519       $ 97,121
     Income from short-term investments            8,450          2,479          3,914
                                                --------       --------       --------

     Total investment income                     121,134        110,998        101,035
     Investment expenses                             736          1,170          1,115
                                                --------       --------       --------

     Net investment income                      $120,398       $109,828       $ 99,920
                                                --------       --------       --------
                                                --------       --------       --------

     As of December 31, 1995, the Company did not have more than 10% of its investment portfolio concentrated in a single issuer or industry.

FINANCIAL GUARANTY INSURANCE
COMPANY                             NOTES TO FINANCIAL STATEMENTS (CONTINUED)
- -----------------------------------------------------------------------------

(5)  INCOME TAXES
     ------------

     The Company files a federal tax return as part of the consolidated return of General Electric Capital Corporation ("GE Capital"). Under a tax sharing agreement with GE Capital, taxes are allocated to the Company and the Parent based upon their respective contributions to consolidated net income. The Company's effective federal corporate tax rate (20.6 percent in 1995, 21.3 percent in 1994 and 24.3 percent in 1993) is less than the corporate tax rate on ordinary income of 35 percent in 1995, 1994 and 1993.

     Federal income tax expense (benefit) relating to operations of the Company for 1995, 1994 and 1993 is comprised of the following (in thousands):

                                                        YEAR ENDED DECEMBER 31,
                                                  ----------------------------------
                                                  1995           1994           1993
                                                  ----           ----           ----
     Current tax expense                        $28,913        $43,484        $59,505
     Deferred tax expense                        19,841          7,741         (7,284)
                                                -------        -------        -------
     Federal income tax expense                 $48,754        $51,225        $52,221
                                                -------        -------        -------
                                                -------        -------        -------

     The following is a reconciliation of federal income taxes computed at the statutory rate and the provision for federal income taxes (in thousands):

                                                        YEAR ENDED DECEMBER 31,
                                                  ----------------------------------
                                                  1995           1994           1993
                                                  ----           ----           ----
     Income taxes computed on income
       before provision for federal
       income taxes, at the statutory rate      $82,821        $84,334        $75,101

     Tax effect of:
       Tax-exempt interest                      (30,630)       (30,089)       (27,185)
       Other, net                                (3,437)        (3,020)         4,305
                                                -------        -------        -------

     Provision for income taxes                 $48,754        $51,225        $52,221
                                                -------        -------        -------
                                                -------        -------        -------

FINANCIAL GUARANTY INSURANCE
COMPANY                             NOTES TO FINANCIAL STATEMENTS (CONTINUED)
- -----------------------------------------------------------------------------

     THE TAX EFFECTS OF TEMPORARY DIFFERENCES THAT GIVE RISE TO SIGNIFICANT PORTIONS OF THE DEFERRED TAX LIABILITIES AT DECEMBER 31, 1995 AND 1994 ARE PRESENTED BELOW (IN THOUSANDS):

                                                        1995                 1994
                                                        ----                 ----
     Deferred tax assets:
       Unrealized losses on fixed maturity
       securities, available-for-sale                       -              $22,493
       Loss reserves                                 $  8,382               16,136
       Deferred compensation                            5,735                9,685
       Tax over book capital gains                      1,069                  365
       Other                                            3,248                3,760
                                                     --------              -------

     Total gross deferred tax assets                   18,434               52,439
                                                     --------              -------

     Deferred tax liabilities:
       Unrealized gains on fixed maturity
       securities, available-for-sale                  34,346                    -
       Deferred acquisition costs                      33,204               31,825
       Premium revenue recognition                     32,791               24,674
       Rate differential on tax and loss bonds          9,454                9,454
       Other                                            7,810                9,126
                                                     --------              -------

     Total gross deferred tax liabilities             117,605               75,079
                                                     --------              -------

     Net deferred tax liability                      $ 99,171              $22,640
                                                     --------              -------
                                                     --------              -------

     Based upon the level of historical taxable income, projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and has not established a valuation allowance at December 31, 1995 and 1994. The Company anticipates that the related deferred tax asset will be realized.

     Total federal income tax payments during 1995, 1994 and 1993 were $59.8 million, $10.1 million, and $29.4 million, respectively.

FINANCIAL GUARANTY INSURANCE
COMPANY                             NOTES TO FINANCIAL STATEMENTS (CONTINUED)
- -----------------------------------------------------------------------------

(6)  REINSURANCE
     -----------

     The Company reinsures portions of its risk with other insurance companies through quota share reinsurance treaties and, where warranted, on a facultative basis. This process serves to limit the Company's exposure on risks underwritten. In the event that any or all of the reinsuring companies were unable to meet their obligations, the Company would be liable for such defaulted amounts. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from activities or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. The Company holds collateral under reinsurance agreements in the form of letters of credit and trust agreements in various amounts with various reinsurers totaling $33.7 million that can be drawn on in the event of default.

     Effective January 1, 1993, the Company adopted the Emerging Issues
     Task Force Issue 93-6, "Accounting for Multiple-Year Retrospectively-Rated Contracts by Ceding and Assuming Enterprises" ("EITF 93-6"). EITF 93-6 requires that an asset be recognized by a ceding company to the extent a payment would be received from the reinsurer based on the contract's
     experience to date, regardless of the outcome of future events.   To
     reflect the adoption of EITF 93-6 in the accompanying financial statements, an initial adjustment of $4.6 million, before applicable income taxes, has been reflected in the 1993 income statement.

     Net premiums earned are presented net of ceded earned premiums of $21.9 million, $39.0 million and $34.4 million for the years ended December 31, 1995, 1994 and 1993, respectively. Loss and loss adjustment expenses incurred are presented net of ceded losses of $1.1 million, $0.3 million and $9.1 million for the years ended December 31, 1995, 1994 and 1993, respectively.

FINANCIAL GUARANTY INSURANCE
COMPANY                             NOTES TO FINANCIAL STATEMENTS (CONTINUED)
- -----------------------------------------------------------------------------

(7)  LOSS AND LOSS ADJUSTMENT EXPENSES
     ---------------------------------

     Activity in the reserve for loss and loss adjustment expenses is summarized as follows (in thousands):

                                                        YEAR ENDED DECEMBER 31,
                                                  ----------------------------------
                                                  1995           1994           1993
                                                  ----           ----           ----
     Balance at January 1,                      $98,746        $96,098        $44,834
       Less reinsurance recoverable              14,472         14,168          5,128
                                                -------        -------        -------
     Net balance at January 1,                   84,274         81,930         39,706

    Incurred related to:
      Current year                               26,681         15,133              -
      Prior years                                (1,207)          (437)          (756)
      Portfolio reserves                        (33,900)       (11,050)        43,650
                                                -------        -------        -------

     Total Incurred                              (8,426)         3,646         42,894
                                                -------        -------        -------

     Paid related to:
       Current year                                (197)          (382)             -
       Prior years                               (5,515)          (920)          (670)
                                                -------        -------        -------

     Total Paid                                  (5,712)        (1,302)          (670)
                                                -------        -------        -------

     Net balance at December 31,                 70,136         84,274         81,930
       Plus reinsurance recoverable               7,672         14,472         14,168
                                                -------        -------        -------

     Balance at December 31,                    $77,808        $98,746        $96,098
                                                -------        -------        -------
                                                -------        -------        -------

     The changes in incurred portfolio reserves principally relate to business written in prior years. The changes are based upon an evaluation of the insured portfolio in light of current economic conditions and other relevant factors.

FINANCIAL GUARANTY INSURANCE
COMPANY                             NOTES TO FINANCIAL STATEMENTS (CONTINUED)
- -----------------------------------------------------------------------------

(8)  RELATED PARTY TRANSACTIONS
     --------------------------

     The Company has various agreements with subsidiaries of General
     Electric Company ("GE") and GE Capital. These business transactions include appraisal fees and due diligence costs associated with underwriting structured finance mortgage-backed security business; payroll and office expenses incurred by the Company's international branch offices but processed by a GE subsidiary; investment fees pertaining to the management of the Company's investment portfolio; and telecommunication service charges. Approximately $3.2 million, $3.2 million and $1.0 million in expenses were incurred in 1995, 1994 and 1993, respectively, related to such transactions.

     The Company also insured certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $1.3 million in 1995, $2.5 million in 1994, and $3.3 million in 1993.

     The Company insures bond issues and securities in trusts that were sponsored by affiliates of GE (approximately 1 percent of gross premiums written in 1995 and 1994 and 2 percent in 1993).

(9)  COMPENSATION PLANS
     ------------------

     Officers and other key employees of the Company participate in the Parent's incentive compensation, deferred compensation and profit sharing plans. Expenses incurred by the Company under compensation plans and bonuses amounted to $7.5 million, $12.2 million and $16.7 million in 1995, 1994 and 1993, respectively, before deduction for related tax benefits.

(10) DIVIDENDS
     ---------

     Under New York insurance law, the Company may pay a dividend only from earned surplus subject to the following limitations: (a) statutory surplus after such dividend may not be less than the minimum required paid-in capital, which was $2.1 million in 1995 and 1994, and (b) dividends may not exceed the lesser of 10 percent of its surplus or 100 percent of adjusted net investment income, as defined by New York insurance law, for the 12 month period ending on the preceding December 31, without the prior approval of the Superintendent of the New York State Insurance Department. At December 31, 1995 and 1994, the amount of the Company's surplus available for dividends was approximately $100.2 million and $89.3 million, respectively.

     During 1995, the company paid dividends of $25 million. No dividends were paid during 1994 or 1993.

FINANCIAL GUARANTY INSURANCE
COMPANY                             NOTES TO FINANCIAL STATEMENTS (CONTINUED)
- -----------------------------------------------------------------------------

(11) FINANCIAL INSTRUMENTS
     ---------------------

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

     Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values is estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities is included in the balance sheets and in Note 4.

     Short-Term Investments: Short-term investments are carried at cost, which approximates fair value.

     Cash, Receivable for Securities Sold, and Payable for Securities
     Purchased: The carrying amounts of these items approximate their fair values.

     The estimated fair values of the Company s financial instruments at December 31, 1995 and 1994 are as follows (in thousands):

                                                CARRYING           FAIR            CARRYING          FAIR
                                                 AMOUNT           VALUE             AMOUNT          VALUE
                                                --------          -----            --------         -----
     Financial Assets

        Cash
           On hand and in demand accounts      $      199       $      199       $    1,766       $    1,766

        Short-term investments                     91,032           91,032           75,674           75,674
        Fixed maturity securities               2,141,584        2,141,584        1,889,910        1,889,910

     Financial Guaranties: The carrying value of the Company's financial guaranties is represented by the unearned premium reserve, net of deferred acquisition costs, and loss and loss adjustment expense reserves. Estimated fair values of these guaranties are based on amounts currently charged to enter into similar agreements (net of applicable ceding commissions), discounted cash flows considering contractual revenues to be received adjusted for expected prepayments, the present value of future obligations and estimated losses, and current interest rates. The estimated fair values of such financial guaranties range between $412.8 million and $456.2 million compared to a carrying value of $540.6 million as of December 31, 1995 and between $518.1 million and $565.9 million compared to a carrying value of $585.1 million as of December 31, 1994.

FINANCIAL GUARANTY INSURANCE
COMPANY                             NOTES TO FINANCIAL STATEMENTS (CONTINUED)
- -----------------------------------------------------------------------------

     CONCENTRATIONS OF CREDIT RISK

     The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance. Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios and underlying levels of protection such as insurance or overcollateralization.

     In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guarantee be provided for a term of the obligation insured by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral pledged varies, but may include residential and commercial mortgages, corporate debt, government debt and consumer receivables.

     As of December 31, 1995, the Company's total insured principal exposure to credit loss in the event of default by bond issuers was $98.7 billion, net of reinsurance of $20.7 billion. The Company's insured portfolio as of December 31, 1995 was broadly diversified by geography and bond market sector with no single debt issuer representing more than 1% of the Company's principal exposure outstanding, net of reinsurance.

     As of December 31, 1995, the composition of principal exposure by type of issue, net of reinsurance, was as follows (in millions):

                                   NET
                                PRINCIPAL
                               OUTSTANDING
                               -----------
     Municipal:
       General obligation       $43,308.2
       Special revenue           38,137.9
       Industrial revenue         2,480.0
       Non-municipal             14,734.2
                                ---------

     Total                      $98,660.3
                                ---------
                                ---------

FINANCIAL GUARANTY INSURANCE
COMPANY                             NOTES TO FINANCIAL STATEMENTS (CONTINUED)
- -----------------------------------------------------------------------------

     THE COMPANY IS AUTHORIZED TO DO BUSINESS IN 50 STATES, THE DISTRICT
     OF COLUMBIA, AND IN THE UNITED KINGDOM AND FRANCE. PRINCIPAL EXPOSURE OUTSTANDING AT DECEMBER 31, 1995 BY STATE, NET OF REINSURANCE, WAS AS FOLLOWS (IN MILLIONS):

                                             NET
                                          PRINCIPAL
                                         OUTSTANDING
                                         -----------
     California                           $10,440.2
     Florida                                8,869.3
     Pennsylvania                           8,653.4
     New York                               7,706.7
     Illinois                               5,697.5
     Texas                                  5,478.7
     New Jersey                             4,181.9
     Michigan                               3,385.9
     Arizona                                2,776.9
     Ohio                                   2,327.7
                                          ---------

     Sub-total                             59,518.2
     Other states and International        39,142.1
                                          ---------

     Total                                $98,660.3
                                          ---------
                                          ---------


(12) COMMITMENTS
     -----------

     Total rent expense was $2.2 million, $2.6 million and $2.4 million in 1995, 1994 and 1993, respectively. For each of the next five years and in the aggregate as of December 31, 1995, the minimum future rental payments under noncancellable operating leases having remaining terms in excess of one year approximate (in thousands):

     YEAR                                        AMOUNT
     ----                                        ------
     1996                                       $ 2,297
     1997                                         2,909
     1998                                         2,909
     1999                                         2,909
     2000                                         2,909
     Subsequent to 2000                           2,911
                                                -------

     Total minimum future rental payments       $16,844

FINANCIAL GUARANTY INSURANCE COMPANY
- -----------------------------------------------------------------------------
- -----------------------------------------------------------------------------

AUDITED FINANCIAL STATEMENTS


DECEMBER 31, 1995






     Report of Independent Auditors ....................................... 1
     Balance Sheets ....................................................... 2
     Statements of Income ................................................. 3
     Statements of Stockholder's Equity ................................... 4
     Statements of Cash Flows ............................................. 5
     Notes to Financial Statements ........................................ 6